Ex 99.1

ATWOOD OCEANICS ANNOUNCES SENIOR MANAGEMENT PROMOTION

Houston, Texas
April 1, 2008

FOR IMMEDIATE RELEASE

ATWOOD OCEANICS, INC., (ATW) a Houston-based International Drilling Contractor, announced that effective April 1, 2008, Mr. Darryl Smith, 62, has elected to relinquish his position as Vice President – Operations of Atwood Oceanics, Inc. (the “Company”); however, he will continue in a support and advisory capacity within the Operations Department in order to facilitate an orderly transition until his planned retirement at the end of December 2008. Mr. Ronald Hall, 56, was promoted to Vice President – Operations effective April 1, 2008.

Contact: Jim Holland
(281) 749-7804